SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant

Check the appropriate box:
☒	Preliminary Proxy statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Materials Pursuant to to Section 240.14a-12.

UVUMOBILE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration No.:

3) Filing Party:

4) Date Filed:

UVUMOBILE, INC.
2160 Satellite Boulevard
Suite130
Duluth, Georgia30097

To All Stockholders of
uVuMobile, Inc.:

The vote of the holders of record of the Common Stock, par value $0.001 per share (the “Common Stock”), the Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) and the Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) (the Series A-1 Preferred Stock, Series B Preferred Stock and the Common Stock are collectively referred to herein as the “Capital Stock”) of uVuMobile, Inc. (the “Company”), at the close of business on January 3, 2008, is requested by the Company’s directors with regard to the following:

●
To consider and approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended to date, to increase the number of authorized shares of the Company’s Common Stock from 150,000,000 shares to 300,000,000 shares (the “Proposal”).

Only stockholders of record as of the close of business on January 3, 2008 are entitled to notice of this proxy and to give their proxy with respect to the Proposal.

The Proposal is more fully described in the accompanying Proxy Statement, which forms a part of this Notice. We encourage you to read these materials carefully.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSAL. PLEASE INDICATE YOUR VOTE EITHER (I) BY TELEPHONE, AS DIRECTED ON THE ENCLOSED PROXY FORM; (II) OVER THE INTERNET, AS DIRECTED ON THE ENCLOSED PROXY FORM; OR (III) BY COMPLETING, SIGNING, AND DATING THE ENCLOSED PROXY FORM AND RETURNING IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, IN EACH CASE, BY FEBRUARY __, 2008 (SUBJECT TO EXTENSION AS DESCRIBED IN THE PROXY STATEMENT).

By order of the Board of Directors

William J. Loughman
Chief Executive Officer

January __, 2008

NO MATTER HOW MANY SHARES YOU OWNED
ON THE RECORD DATE, YOUR VOTE  IS IMPORTANT.

PLEASE INDICATE YOUR VOTE EITHER (i) BY TELEPHONE, AS DIRECTED ON THE ENCLOSED PROXY FORM; (ii) OVER THE INTERNET, AS DIRECTED ON THE ENCLOSED PROXY FORM; OR (iii) BY COMPLETING, SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY FORM IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

UVUMOBILE, INC.
2160 Satellite Boulevard
Suite130
Duluth, Georgia30097

PROXY STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14A AND SCHEDULE 14A THEREUNDER

Date: January __, 2008

This Proxy Statement and the enclosed Proxy Form are being mailed in connection with the solicitation of votes by the Board of Directors (“Board of Directors”) of uVuMobile, Inc. (the “Company”). These materials pertain to the approval of the amendment (the “Amendment”) of our Amended and Restated Certificate of Incorporation to increase the number to shares of the Company’s authorized Common Stock from 150,000,000 shares to 300,000,000 shares (the “Proposal”). The proposed Amendment is attached hereto as Appendix A, and incorporated herein for all purposes. The Board of Directors hereby requests the vote from the holders of the Company's Capital Stock. Please indicate your vote either (i) by TELEPHONE, as directed on the enclosed Proxy Form; (ii) over the INTERNET, as directed on the enclosed Proxy Form; or (iii) by COMPLETING, SIGNING, DATING and MAILING the enclosed Proxy Form using the enclosed self-addressed envelope.

This Proxy Statement and the accompanying Proxy Form are first being mailed on or about January ____, 2008 to holders of record of Capital Stock as of the close of business on January 3, 2008 (the “Record Date”).

Requests for information regarding this Proxy Statement may be directed to the attention of Ronald A. Warren, the Company’s Corporate Secretary, at (678) 417-2000 or delivered in writing to the Company at its principal executive office located at 2160 Satellite Boulevard, Suite 130, Duluth, Georgia 30097.

VOTING SECURITIES AND VOTES REQUIRED

At the close of business on the Record Date, the Company had 67,645,299 issued and outstanding shares of Common Stock, par value $0.001 per share, 133,333 issued and outstanding shares of Series A-1 Preferred Stock, par value $0.001 per share and 4,017,188 issued and outstanding shares of Series B Preferred Stock, par value $0.001 per share. Each share of Capital Stock is entitled to one vote on the Proposal.

The Proposal requires the vote of a majority of the issued and outstanding shares of Capital Stock entitled to vote hereon. Abstentions (including failures to return or date written Proxy Form) and broker non-votes (e.g., if a broker does not receive instructions from the beneficial owner of shares of Capital Stock held in street name) have the same effect as vote against the Proposal.  Persons who beneficially own shares of Capital Stock which are held by a bank or broker and who have the power to vote or to direct the voting of such shares can only vote using the proxy or the voting information form provided by the bank or broker.

Please indicate your vote either (i) by TELEPHONE, as directed on the enclosed Proxy Form; (ii) over the INTERNET, as directed on the enclosed Proxy Form; or (iii) by COMPLETING, SIGNING, DATING and MAILING the enclosed Proxy Form using the enclosed self-addressed envelope, in each case as soon as possible and in no event later than February __, 2008 (the “Expiration Date”). Under certain circumstances, the Company may extend the Expiration Date in accordance with Delaware law. If the Expiration Date is extended, the Company will issue a press release on or before 9:00 a.m. (EST) on the business day following the Expiration Date. Any stockholder has the power to revoke its vote by delivering written notice of such revocation to the Corporate Secretary of the Company at the address of the Company stated above at any time before the earliest to occur of (1) the date on which a majority of the outstanding shares of Capital Stock have voted FOR the Amendment to the Amended and Restated Certificate of Incorporation or (2) the Expiration Date.

The Board of Directors is not aware of any matters to be considered by the stockholders other than the Amendment to the Amended and Restated Certificate of Incorporation.

WE ARE ASKING YOU FOR A PROXY.  YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION DESCRIBED IN THIS PROXY STATEMENT IN ONE OF THE MANNERS SPECIFIED ON THE PROXY FORM ON OR BEFORE THE EXPIRATION DATE.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS ANDMANAGEMENT

The following table sets forth, as of January 11, 2008, certain information known to the Company with respect to the beneficial ownership of its Capital Stock, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Capital Stock, (ii) each required executive officer and director of the Company, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Capital Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to their shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Shares Beneficially Owned
Michael Criden(2)	4,976,978	6.8%
Glenn H. Singer(3)	5,775,313	7.8%
William J. Loughman(4)	1,658,438	2.3%
Scott Hughes(5)	2,281,250	3.1%
Tony Novia(6)	425,000	*
Richard Seifert(7)	300,000	*
Daniel McKelvey(8)	75,000	*
William Scigliano(9)	68,750	*
All directors and executive officers as a group (6 persons)	4,922,813	6.9%
___________

*	Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock (a) subject to options or warrants currently exercisable or exercisable within 60 days of January 11, 2008 or (b) into which shares of the Company’s Series A-1 Preferred Stock and Series B Preferred Stock are convertible, are deemed outstanding for computing the percentage ownership of the stockholder holding the options, warrants, Series A-1 Preferred Stock or Series B Preferred Stock, as applicable, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe that stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices. As of January 3, 2008, the Company had 67,645,299 shares of Capital Stock outstanding (which includes 133,333 shares of Series A-1 Preferred Stock and 4,017,188 shares of Series B Preferred Stock currently convertible into one share of Common Stock each, respectively).

(2)
Represents 1,441,666 shares of Common Stock, 1,614,062 shares of Common Stock into which Mr. Criden’s shares of Series B Preferred Stock are convertible, a warrant to purchase an aggregate of 1,291,250 shares of Common Stock at an exercise price of $0.15, per share, and options to purchase 630,000 shares of Common Stock at exercise prices ranging from $0.13 to $1.91 per share; of which options to purchase 630,000 shares are exercisable within 60 days of January 11, 2008.

(3)
Represents 2,120,000 shares of Common Stock, 15,000 shares of Common Stock held in a custodial account for his children, 1,614,063 shares of Common Stock into which Mr. Singer’s shares of the Series B Preferred Stock are convertible, a warrant to purchase an aggregate of 1,291,250 shares of Common Stock at exercise price of $0.15 per share, and options to purchase 735,000 shares of Common Stock at exercise prices ranging from $0.13 per share to $1.91 per share; of which options to purchase 735,000 shares are exercisable within 60 days of January 11, 2008. The warrants were issued in the name of GHS Holdings Limited Partnership, a company that Mr. Singer controls.

(4)
Represents 80,000 shares of Common Stock held my Mr. Loughman, 664,063 shares of Common Stock into which Mr. Loughman’s shares of Series B Preferred Stock are convertible, warrants to purchase an aggregate of 531,250 shares of Common Stock at an exercise price of $0.15 per share, and options to purchase 1,455,000 shares of Common Stock at exercise prices ranging from $0.14 per share to $1.95 per share; of which options to purchase 383,125 shares of Common Stock are exercisable within 60 days of January 11, 2008.

(5)
Represents options to purchase 2,730,000 shares of Common Stock at exercise prices ranging from $0.13 per share to $1.55 per share; of which options to purchase 2,281,250 are exercisable within 60 days of January 11, 2008.

(6)	Represents options to purchase 1,000,000 shares of Common Stock at exercise prices ranging from $0.13 per share to $$1.48, 425,000 of which are exercisable within 60 days of January 11, 2008.

(7)
Represents 175,700 shares of Common Stock registered in his wife’s name and options to purchase 250,000 shares of Common Stock at an exercise price of $0.14, 125,000 of which are exercisable within 60 days of January 11, 2008.

(8)
Represents options to purchase 300,000 shares of Common Stock at an exercise price of $0.09, 75,000 of which are exercisable within 60 days of January 11, 2008. Mr. McKelvey is a principal with Forte Partners LLC.

(9)	Represents options to purchase 275,000 shares of Common Stock at an exercise price of $0.09, 68,750 of which are exercisable within 60 days of January 11, 2008.

PROPOSAL - AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Under Delaware law, we may issue shares of our Capital Stock only to the extent such shares have been authorized under our Amended and Restated Certificate of Incorporation, as amended to date. Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 150,000,000 shares of Common Stock, par value $.001 per share. As of January 3, 2008, 67,645,299 shares of Common Stock were issued and outstanding and an aggregate of approximately 79,146,516 shares of Common Stock were reserved for issuance as follows:

•
an aggregate of approximately 11,385,000 shares of Common Stock are issuable in connection with outstanding options granted under the Company’s 2004 Equity Incentive Plan and its 2005 Stock Incentive Plan and outside of such plans;

•	an aggregate of approximately 31,838,761 shares of Common Stock are issuable in connection with the exercise of outstanding warrants issued by the Company;

•	an aggregate of 133,333 shares of Common Stock are issuable in connection with the conversion of the Company’s Series A-1 Preferred Stock;

•	an aggregate of 4,017,188 shares of Common Stock are issuable in connection with the conversion of the Company's Series B Preferred Stock; and

•	an aggregate of 31,772,234 shares of Common Stock are issuable in connection with the conversion of the Company's 8% Secured Convertible Debentures.

Therefore, assuming the exercise of all options and warrants of the Company and the conversion of the Company’s Series A-1 Preferred Stock, Series B Preferred Stock and 8% Secured Convertible Debentures, the Company has no authorized and unissued shares of Common Stock available to it for issuance.

Our Board of Directors unanimously approved, subject to stockholder approval, the Amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of our Common Stock authorized for issuance from 150,000,000 shares to 300,000,000 shares and directed that such amendment be submitted to a vote of the stockholders of the Company with the recommendation that the Amendment to the Amended and Restated Certificate of Incorporation be approved.

The text of the proposed Amendment to our Amended and Restated Certificate of Incorporation is set forth in Appendix Ato this Proxy Statement.

Purpose of the Proposal

The Board of Directors is seeking to ensure that shares of our Common Stock will be available for future issuance in the event our Board of Directors determines that it is necessary or advisable in the future:

•	to raise additional capital through the sale of equity securities to fund business operations;

•	to acquire other companies or their assets;

•
to attract strategic partners and/or candidates for a business combination which can assist the Company in generating a revenue stream from the commercial deployment of its technology under development or which are capable of increasing our revenues to a self-sustaining, profitable level;

•	to provide equity incentives to employees and officers;

•	to declare stock dividends or effect stock splits; or

•	for other corporate purposes.

Other than as described above, our Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought. However, the Board of Directors believes that if an increase in the number of authorized shares of Common Stock were to be postponed until a specific need or purpose arose, the delay and expense in obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.

Effects of the Proposal

The increase in the authorized shares of our Common Stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or regulations, the Company’s governing documents, or the rules of any stock exchange, NASDAQ or any automated inter-dealer quotation system on which the Company’s Common Stock may then be traded. The Company’s stockholders could therefore experience a reduction in their ownership interest in the Company with respect to earnings per share (if any), voting, liquidation value, and book and market value if the additional authorized shares are issued. The holders of our Common Stock have no preemptive rights, which mean that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership in the Company. Our Board of Directors has no plans to grant preemptive rights with respect to any of the newly-authorized shares.

Although the Board of Directors will authorize the issuance of additional shares of Common Stock or instruments into which the Common Stock is exercisable or convertible for only when it considers doing so to be in the best interests of stockholders, the availability for issuance of additional shares of Common Stock could also enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company through, for example, a proposed merger, tender offer or proxy contest.  Neither management nor the Board of Directors is aware of any planned effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of a merger, tender offer, proxy contest or otherwise, or to change the Company’s management.

Rights of Holders of Common Stock

Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and to receive, ratably, dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to any preferred stock that from time to time may be outstanding.  Upon our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all of our obligations, subject to the rights to receive preferential distributions of the holders of any preferred stock then outstanding.

Required Vote; Board Recommendation

Approval of the Amendment to the Amended and Restated Certificate of Incorporation to increase the number of the Company’s authorized shares of Common Stock from 150,000,000 to 300,000,000 requires the affirmative vote of a majority of our issued and outstanding shares of Capital Stock

Our Board of Directors unanimously recommends a vote FOR the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

By Order of the Board of Directors,

/s/ William J. Loughman
William J. Loughman
Chief Executive Officer

Duluth, Georgia
January __, 2008

PROXY

PROXY ON BEHALF OF THE BOARD OF DIRECTORS
OF UVUMOBILE, INC.

The undersigned stockholder of uVuMobile, Inc. (the “Company”) hereby acknowledges receipt of the Proxy Statement.  The undersigned votes all of his, her or its shares of Common Stock, par value $0.001 per share, Series A-1 Preferred Stock, par value $0.001 per share and Series B Preferred Stock (collectively, the “Capital Stock”) of the Company held by the undersigned, as set forth below.

THE BOARD OF DIRECTORS OF UVUMOBILE, INC. RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL SET FORTH BELOW.

Proposal:
To approve an Amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock, par value $.001 per share, from 150,000,000 shares to 300,000,000 shares. In order to effectuate this amendment, the Company is seeking your approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation attached hereto as Appendix A.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE SHARES OF CAPITAL STOCK COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICE MADE BY THE STOCKHOLDER.  WHEN NO CHOICE IS MADE, THE SHARES OF CAPITAL STOCK COVERED BY THE THIS PROXY SHALL BE VOTED “FOR” THE PROPOSAL.

The provisions of the Proxy Statement of the Company, which more fully set forth the terms of the Proposal, are incorporated herein by reference.

HOW TO VOTE YOUR SHARES OF CAPITAL STOCK

Vote on the Internet
Go to www.coninentalstock.com.
Have this Proxy Form available when you access the Website. Follow the prompts to vote your shares of Capital Stock.

Vote by Phone
Call 1-866-894-0537
Use any touch-tone telephone to vote your shares of Capital Stock.  Have this Proxy Form available when you call.  Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THIS PROXY FORM IF YOU ARE
VOTING ON THE INTERNET OR BY PHONE

Vote by Mail
Complete, sign, and date your Proxy Form and return it in the postage-paid envelope provided.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE LABEL AFFIXED HERETO. When shares of the Company’s Capital Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such.  If a corporation, please sign in full corporate name by the President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Date: ________________________, 2008
Printed Name of Stockholder

Signature of Stockholder

Signature of Stockholder, if held jointly

IN ORDER FOR YOUR PROXY TO BE VALID IF VOTING BY MAIL, ITMUST BE DATED.   PLEASE COMPLETE, SIGN, DATE ANDRETURN YOUR PROXFORM PROMPTLY IN THE ENCLOSED ENVELOPE.

APPENDIX A

CERTIFICATE OF AMENDMENT TO
AMENDED ANDRESTATED
CERTIFICATE OF INCORPORATION
OF UVUMOBILE, INC.

uVuMobile, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware(the DGCL”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a vote of the stockholders of the Corporation.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing Section 4.1 of Article IV in its entirety, so that, as amended, said Section 4.1 shall be and read as follows:

“4.1	Authorized Shares

The corporation is authorized to issue an aggregate of Three Hundred Fifty Million (350,000,000) shares of capital stock (the “Authorized Shares”), with each share having a par value of $0.001. The capital stock shall consist of two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that the Corporation shall have authority to issue is Three Hundred Million (300,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Fifty Million (50,000,000).”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a proxy was sent to the stockholders of the Corporation in accordance with Section 222 of the DGCL and a majority of the issued and outstanding voting shares of the Corporation were voted in favor of such amendment.

THIRD: That said amendment was duly approved in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and attested by its Corporate Secretary on this ___th day of __________, 2008.

UVUMOBILE, INC.

By:
Name:	William J. Loughman
Title:	Chief Executive Officer

ATTEST:

By:
Ronald A. Warren
Corporate Secretary